EXHIBIT 99.1

FOR IMMEDIATE RELEASE
April 22, 2005

FOR MORE INFORMATION, CONTACT:
John M. Lilly, Treasurer and Chief Financial Officer (413) 747-1465

Nasdaq Symbol - WBKC

WESTBANK CORPORATION REPORTS FIRST QUARTER EARNINGS
AND 2005 GROWTH PLANS

West Springfield, MA -- Westbank Corporation (Nasdaq: WBKC) today reported net income of $1,411,000 for the quarter ended March 31, 2005, representing $.29 per share (diluted) versus $1,585,000 or $.32 per share (diluted) for the quarter ended March 31, 2004.

For the quarter ended March 31, 2005, net interest income increased to $5,697,000 compared to $5,531,000 at the end of the first quarter of 2004. The Corporation's net interest margin totaled 3.16% for the period ended March 31, 2005.

At the end of March 2005, the allowance for loan losses was $4.5 million or 1.01% of total loans and the provision for loan losses totaled $140,000 for the first quarter of 2005. As of March 31, 2005, non-performing loans totaled $4,757,000, representing 1.07% of total loans, while the Corporation held other real estate owned totaling $630,000.

Non-interest income totaled $1,217,000 for the quarter ended March 31, 2005 versus $1,316,000 for the same period of 2004. Included in non-interest income for 2005 were $96,000 and $16,000, representing gains on the sale of securities and loans respectively, as well as life insurance proceeds of $430,000. For the same quarter of 2004, non-interest income included gains on sale of securities and loans totaling $62,000 and $380,000 respectively, and life insurance proceeds totaling $180,000.

Non-interest expense for the quarter ended March 31, 2005 totaled $4,922,000 versus $4,586,000 for the same period of 2004.

As of March 31, 2005, investments totaled $266 million, while net loans grew to $439 million and deposits were at $582 million. At the end of March 2005, assets totaled $760 million versus $756 million at year-end 2004.

Shareholder equity at March 31, 2005 totaled $47,374,000, representing a book value of $10.01 and a return on average assets of 0.74%, while return on average equity was 11.92%.

Donald R. Chase, President and Chief Executive Officer, said, "While residential real estate lending has slowed significantly, we are very pleased with the increase in commercial, commercial mortgages and commercial leasing activity. Commercial activity has increased by $26.9 million from March 31, 2004 to March 31, 2005, an increase of more than 15%. For the most recent quarter, commercial activity also increased by $6.5 million, an annualized increase of more than 13%."

"We are also very pleased to announce our newest full-service branch office in Southwick, Massachusetts," Chase continued. "This new office will be a 3,000-square-foot facility with two drive-up windows and a drive-up ATM. The office will replace our much smaller Southwick office and will be located at 664 College Highway in the town of Southwick. We expect the office to open for business during the fall of this year."

Chase also commented that, "The Corporation has recently formed an alliance with Infinex Financial Services. The financial services division will offer investment and insurance services to customers and will be an excellent compliment to our Trust Department's `Wealth Management' Division. The Corporation will employ two financial services representatives as part of this new line of business."

Westbank Corporation is the holding company for Westbank of West Springfield, Massachusetts, a commercial bank and trust company operating 18 banking offices in Massachusetts and Connecticut.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those currently anticipated due to a number of factors that include, but are not limited to, factors discussed in documents filed by the Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by it or on its behalf.

CONDENSED CONSOLIDATED BALANCE SHEETS
Westbank Corporation and Subsidiaries

                                                                            (Unaudited)
                                                                             March 31,                        December 31,
(Dollar amounts in thousands)                                                  2005                              2004
--------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks
   Non-interest bearing                                                    $      13,533                     $      12,451
   Interest bearing                                                                   18                                34
Federal funds sold                                                                    46                               669
Securities held to maturity                                                      115,934                           112,424
Securities available for sale                                                    150,556                           155,405
Loans                                                     $     443,626                      $     438,475
   Less allowance for loan losses                                 4,481                              4,356
--------------------------------------------------------------------------------------------------------------------------
Net loans                                                                        439,145                           434,119
Investment in Federal Home Loan Bank stock                                         6,450                             6,450
Bank premises and equipment                                                        6,897                             6,885
Other real estate owned - net                                                        630                               630
Goodwill                                                                           8,837                             8,837
Bank-owned life insurance                                                          9,041                             9,204
Intangible assets                                                                    862                               862
Investment in unconsolidated investees                                               526                               526
Other assets                                                                       7,858                             7,051
--------------------------------------------------------------------------------------------------------------------------
Total Assets                                                               $     760,333                     $     755,547
==========================================================================================================================
LIABILITIES AND EQUITY
Deposits
   Non-interest bearing                                                    $      80,543                     $      83,864
   Interest bearing                                                              501,090                           505,274
--------------------------------------------------------------------------------------------------------------------------
      Total deposits                                                             581,633                           589,138
Funds borrowed                                                                   109,684                            97,354
Payable to Westbank Capital Trust II                                               8,763                             8,763
Payable to Westbank Capital Trust III                                              8,763                             8,763
Other liabilities                                                                  4,116                             4,067
--------------------------------------------------------------------------------------------------------------------------
   Total Liabilities                                                             712,959                           708,085
--------------------------------------------------------------------------------------------------------------------------
Stockholders' equity
   Common stock                                                                    9,493                             9,493
   Unearned compensation -
      restricted stock award                                                      (1,597)                           (1,652)
   Additional paid in capital                                                     20,236                            20,377
   Retained earnings                                                              20,708                            19,958
   Treasury stock                                                                   (218)                             (606)
   Accumulated other comprehensive income                                         (1,248)                             (108)
--------------------------------------------------------------------------------------------------------------------------
      Total stockholders' equity                                                  47,374                            47,462
--------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                 $     760,333                     $     755,547
==========================================================================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Westbank Corporation and Subsidiaries

                                                                    Quarter and
                                                                Three Months Ended
March 31 (Unaudited)                                      -----------------------------
(Dollar amounts in thousands, except per share data)           2005            2004
---------------------------------------------------------------------------------------
Income:
   Interest and fees on loans                             $       6,246   $       6,189
   Interest on securities                                         3,147           2,864
   Interest on federal funds sold                                     3               7
---------------------------------------------------------------------------------------
Total interest income                                             9,396           9,060
Interest expense                                                  3,699           3,529
---------------------------------------------------------------------------------------
Net interest income                                               5,697           5,531
Provision for loan losses                                           140
---------------------------------------------------------------------------------------
Net interest income after provision for loan losses               5,557           5,531
---------------------------------------------------------------------------------------
Gain/(loss) on sale of securities available for sale                 96              62
Gain on sale of loans                                                16             380
Other non-interest income                                         1,105             874
---------------------------------------------------------------------------------------
Total non-interest income                                         1,217           1,316
---------------------------------------------------------------------------------------
Operating expenses:
   Salaries and benefits                                          2,697           2,596
   Other operating expenses                                       1,726           1,529
   Occupancy - net                                                  499             461
---------------------------------------------------------------------------------------
Total operating expenses                                          4,922           4,586
---------------------------------------------------------------------------------------
Income before income taxes                                        1,852           2,261
Income taxes                                                        441             676
---------------------------------------------------------------------------------------
Net income                                                $       1,411   $       1,585
=======================================================================================
Earnings per share
       - Basic                                            $        0.30   $        0.34*
       - Diluted                                          $        0.29   $        0.32*
Weighted average shares outstanding
       - Basic                                                4,728,089       4,671,668
       - Diluted                                              4,848,469       4,939,329

* Earnings-per-share data has been adjusted for the 5% stock dividend declared and distributed in May 2004.